STIFEL NICOLAUS The Acquisition of 55 UBS Financial Services Inc. Branches by Stifel Nicolaus

Forward Looking Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks, assumptions and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp. and Stifel, Nicolaus and Company, Inc. and its other subsidiaries (collectively, "SF" or the "Company"). These statements can be identified by the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect" and similar expressions. In particular, these statements may refer to our goals, intentions and expectations, our business plans and growth strategies, our ability to integrate and manage our acquired businesses, estimates of our risks and future costs and benefits, and forecasted demographic and economic trends relating to our industry. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under federal securities laws. Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company's annual and quarterly reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission and include, among other things changes in general economic and business conditions, actions of competitors, regulatory actions, changes in legislation and technology changes. To supplement our financial statements presented in accordance with GAAP, management uses certain non-GAAP measures of financial performance and liquidity. These non-GAAP measures are in addition to results prepared by the Company in accordance with GAAP, and should only be considered together with the Company's GAAP results.

Participants STIFEL NICOLAUS Ron Kruszewski Chairman and CEO Jim Zemlyak Chief Financial Officer

Diversified Business w/ Multiple Growth Channels 2008 Net Revenues: $868mm [pie chart] Private Client 53% Capital Markets 45% Other 1% Stifel Bank 1% 2008 Operating Contribution [pie chart] Private Client 51% Capital Markets 48% Stifel Bank 1% Private Client Group -- 1,368 Financial Advisors in 203 offices throughout the United States. Capital Markets -- Approx 520 associates in 24 U.S. offices and 3 in Europe. Full coverage of major domestic and European institutions. Invest. Bank. & Public Finance -- 170 investment banking associates in 12 U.S. offices. -- 70 public finance associates in 9 U.S. offices. Stifel Bank -- Offers lending products and services to private client customers as well as corporate clients.

What do we hope to get? 55 Branch Offices in 25 states [U.S. map of offices] Over 500 Associates, including approximately 320 FAs Approximately $100 million in 2008 production, estimated total revenue $116 million $15 billion assets under management $1.7 billion Cash and Money Market Balances $811 million in bank balances $891 million in MMF $215 million in loans $190.4 million in Reg U $24.6 million in Reg T 140,000 accounts

Transaction Furthers our Goals -Extends our geographic presence -Strengthens our brokerage Position -Enhances and accelerates Stifel Bank and Trust strategy -Accretive in first year

Extends our Geographic Presence [U.S. map of Stifel and UBS offices]

Strengthens our Brokerage Position Rank Company Headquarters RRs 1. Citigroup / Smith Barney New York, NY 19,296 2. Wells Fargo Securities St. Louis, MO 16,678 3. Merrill Lynch & Co. New York, NY 15,880 4. Edward D. Jones St. Louis, MO 10,532 5. UBS Financial Services Inc. Weehawken, NJ 8,182 6. RBC Dain Rauscher Minneapolis, MN 2,157 7. Stifel Proforma St. Louis, MO 1,689 8. Oppenheimer New York, NY 1,395 9. Raymond James Financial New York, NY 1,218 10. Morgan Keegan & Co. Memphis, TN 1,075 11. Janney Montgomery Philadelphia, PA 857 12. Robert Baird Milwaukee, WI 591 13. Hilliard Lyons Louisville, KY 410 *SIFMA 2008 Year Book Retail RRs

Private Client Metrics Stifel UBS Branches Combined 2008 Gross Revenue (millions) $473 $116 $589 Branch Contribution Margin (1) 31% 35% 32% Brokers 1,329 321 1,650 AUM (billions) $50 $15 $65 Revenues Per Broker (thousands) $414 $363 $404 (1) Before retention payments/amortization.

What are we paying? "The transaction is structured as an asset purchase for cash at a premium over certain balance sheet items, subject to adjustments. The payments to UBS include: -An upfront cash payment of up to approximately $27 million based on the actual number of branches and Financial Advisors acquired by Stifel Nicolaus; -Annual earn-out payments for the two-year period following the closing of the transaction principally based on the performance of the UBS Financial Advisors who become Stifel Nicolaus employees; and -Aggregate payments of approximately $19 million for net fixed assets and employee forgivable loans. The above payments are variable based upon the number of Financial Advisors and branches acquired by Stifel Nicolaus."

Key Takeaways -Adds significant capability and an attractive geographic complement to Stifel's Private Client Business -Solid Financial terms -Extends our geographic presence -Strengthens our brokerage position -Enhances and accelerates Stifel Bank and Trust strategy -Accretive in first year

Q&A [Questions and Answers]